Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Lyndi McMillan, lyndi.mcmillan@navistar.com, 331-332-3181
Investor contact:	Marty Ketelaar, marty.ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com/news

NAVISTAR TO PARTICIPATE IN THE 2017 RBC CAPITAL MARKETS’ INDUSTRIALS CONFERENCE

LISLE, Ill. — September 8, 2017 — Navistar International Corporation (NYSE: NAV) today announced that Persio Lisboa, Executive Vice President and Chief Operating Officer, will discuss industry topics and business matters related to the company via a live webcast at the 2017 RBC Capital Markets’ Industrials Conference in Las Vegas, Nevada on Wednesday, September 13, which is scheduled to begin at 10:50 a.m. Pacific.

The live webcast can be accessed through the investor relations page of the company’s website at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a limited time.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.